UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	90-0300868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105 Destin, Florida	32541
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 269-0000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 19, 2009, a prior Stock Subscription and Purchase Agreement dated September, 25, 2008, for 487,500 units, each unit of which consisted of a share of our Common Stock (at $3.00 per share) and a warrant with a five-year term to purchase a share of our Common Stock for $3.50, was amended and restated. The original Agreement provided that the investor had an option, for a period of six months following the purchase, to exchange the common shares for other financial instruments that may be issued at a price, or effective price in the case of convertible instruments, lower than the original purchase price. The investor exercised this option on February 19, 2009. The Amended Stock Subscription and Purchase Agreement contains the sale of 1,170,000 shares at $1.25 per share and 975,000 warrants at $0.70 per share, and otherwise on the same terms as disclosed in the Company’s Form 10-Q filed on February 23, 2009.

On February 20 and 23, 2009, the Company entered into Stock Subscription and Purchase Agreements with certain accredited investors pursuant to which such investors purchased 500,000 shares of the Company’s Common Stock at a price of $1.00 per share, for aggregate proceeds of $500,000.

The Common Stock was offered and sold solely to accredited investors in reliance on the exemption from registration afforded by Rule 506 D promulgated under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b) Thomas W. D’Alonzo notified the Company on February 19, 2009 that he would resign effective February 24, 2009 from his position as Chief Executive Officer of the Company and as Director of the Company and of MiMedx, Inc., the Company’s subsidiary.

John C. Thomas, Jr. notified the Company on February 19, 2009 that he would resign effective February 24, 2009 from his position as Chief Financial Officer and Secretary of the Company.

On February 19, 2009, Brian J. Splan resigned from his position as President of MiMedx, Inc., the Company’s subsidiary, effective February 20, 2009.

Steve Gorlin notified the Company on February 19, 2009 that he would resign effective February 24, 2009 from his position as Chairman of the Board of Directors of the Company and of the Company’s subsidiary, MiMedx, Inc. Mr. Gorlin will remain on the Board of Directors.

(c) Effective February 24, 2009, the Board of Directors elected Andrew K. “Kreamer” Rooke to the Board of Directors of the Company, to fill the vacancy created by the resignation of Mr. D’Alonzo.

Mr. Rooke will serve as a director until the next annual meeting of shareholders or until his successor is elected or qualified. There is no arrangement or understanding between Mr. Rooke and any person pursuant to which Mr. Rooke was selected as a director. Mr. Rooke will receive compensation pursuant to the Company’s outside (non-employee) director compensation plan. The Company pays its outside (non-employee) directors an annual retainer of $20,000 for serving on the Board of Directors, payable quarterly in equal installments. Each outside director also receives a meeting fee of $2,500 for each in-person meeting of the Board of Directors that they attend and a fee of $500 for each telephonic Board meeting in which they participate. Additionally, the Chairman of any committee of the Board receives an additional $5,000 annually, and all members of each committee receive an additional $2,500 annually. Also, under our outside director plan, each new director will be awarded a one-time stock option grant of 50,000 shares of the Company’s Common Stock when appointed. Stock options granted to directors vest 25% at the date of grant and 25% at each anniversary date over three years.

Andrew K. “Kreamer” Rooke, Jr., age 25, has been involved with MiMedx since inception. Mr. Rooke was one of the initial investors in the Company and worked directly with the Chairman of MiMedx Group, Inc. from January 2007 to June 2008, during which time he advised on the acquisition of SpineMedica Corp. and aided in the Company’s emergence into the public markets. During this time, he also worked with the Gorlin Companies, assisting in the management and capitalization of a host of portfolio companies and new investment opportunities. Currently, Mr. Rooke is handling his family’s private investments and company’s affairs, analyzing new investment opportunities while trying to enhance the state of current ventures. From July 2008 to November

2008, Mr. Rooke worked as an Investment Banking Analyst in the Global Healthcare Group of Collins Stewart, Inc. He has worked with over eight different companies, across several industries, on either a consulting or full-time basis and has initiated the investment of more than $25 million in lower/middle market opportunities. From 2003 to 2006, Mr. Rooke studied at the University of Pennsylvania, where he received a Bachelor’s degree in Economics.

Also effective February 24, the Company’s Board of Directors elected Parker W. “Pete” Petit as the Chairman of the Board of the Company, to fill the vacancy created by the death of W. Hamilton Jordan, effective February 24, 2009. Mr. Petit will serve as Chairman until the next annual meeting of shareholders or until his successor is elected or qualified. Mr. Petit was also appointed our Chief Executive Officer and President effective February 24, 2009. Mr. Petit’s complete compensation package is still being negotiated with the Compensation Committee of the Board of Directors, and a Form 8-K will be filed when an Employment Agreement is executed. However, the Board has agreed to compensate Mr. Petit with an annual base salary of $225,000 and a grant of 1 million options, which will vest 75% immediately and 15% on each of the next one-year anniversaries.

Mr. Petit, age 69, was Chairman and CEO of Matria Healthcare which was sold to Inverness Medical Innovations in May of 2008.  Matria Healthcare was a former subsidiary of Healthdyne, which Mr. Petit founded in 1971.  Mr. Petit served as Chairman and CEO of Healthdyne and some of its publicly traded subsidiaries after Healthdyne became a publicly traded company in 1981.  One of Healthdyne’s other subsidiaries, was merged with Respironics in 1995, and Respironics was sold in 2008 to Phillips Healthcare.  Mr. Petit received his bachelor’s degree in Mechanical Engineering and Master of Science degree in Engineering Mechanics from Georgia Tech and an MBA degree in Finance from Georgia State University.

At Georgia Tech, Mr. Petit funded a professorial chair for “Engineering in Medicine”, endowed the Petit Institute for Bioengineering and Bioscience, and assisted with the funding of the Biotechnology Building which bears his name.  At Georgia State University, he assisted with the funding of the Science Center building which also bears his name.  In 1994, he was inducted into the Technology Hall of Fame of Georgia.  In 2007, he was inducted into the Georgia State Business School Hall of Fame.  Mr. Petit has previously served as a member of the Board of Directors of the Georgia Research Alliance which is chartered by the State of Georgia to promote high technology and scientific development in the State. He serves as a member of the Board of Directors of two publicly-traded companies: Intelligent Systems Corporation [NYSE: INS] and Logility, Inc. [NasdaqGM: LGTY].

The Board also appointed Michael J. Culumber on February 19, 2009 as its Acting Chief Financial Officer, effective February 24, 2009.

Mr. Culumber, age 46, joined the Company in May 2008 and has served as the Chief Financial Officer of MiMedx, Inc. since that time. Mr. Culumber has an extensive background providing financial and accounting services for over 23 years. Prior to joining the Company, Mr. Culumber provided financial and accounting consultation to Fortune 500 companies as well as emerging businesses. From August 2005 thru October 2006, Mr. Culumber served as the Director of Finance for Masonite International. Prior to that, Mr. Culumber spent 19 years in the Public Accounting field, most notably 17 years, with KPMG, LLP, in Tampa, Florida. Mr. Culumber is a Certified Public Accountant and holds a Masters in Business Administration degree from Florida Southern College.

Item 7.01 Regulation FD.

On February 25, 2009, the Company issued a press release announcing the appointment of Mr. Petit. The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

99.1	Press Release issued February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.
Dated: February 25, 2009	By:	/s/ Michael J. Culumber

Michael J. Culumber, Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued February 25, 2009

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